                                                                    EXHIBIT 99.1


IASIS
HEALTHCARE(R)



INVESTOR CONTACT:                                   NEWS MEDIA CONTACT:
David R. White                                      Tomi Galin
Chairman and Chief Executive Officer                Vice-President, Marketing
   or                                                & Communications
W. Carl Whitmer                                     (615) 467-1255
Chief Financial Officer
(615) 844-2747


              IASIS HEALTHCARE(R) ANNOUNCES FOURTH QUARTER RESULTS


FRANKLIN, Tennessee (November 22, 2002) -- IASIS Healthcare(R) Corporation today announced results for the fourth quarter and year ended September 30, 2002.

         Net revenue for the quarter ended September 30, 2002, increased 10.9% to $244.7 million compared with $220.6 million in the same quarter of last year. Earnings from continuing operations before interest expense, minority interests, income taxes, provision for asset revaluation, closure and other costs, depreciation and amortization (EBITDA) for the fourth quarter increased 41.6% to $32.7 million compared with $23.1 million in the prior-year period. Net earnings from continuing operations, before the cumulative effect of a change in accounting principle related to the adoption of SFAS No. 142, for the quarter ended September 30, 2002, were $5.8 million compared with a net loss from continuing operations of $4.6 million in the same prior-year period. Results for the comparable period in the prior year included EBITDA losses of $1.7 million at Rocky Mountain Medical Center (RMMC), which was closed on June 2, 2001.

         In commenting on the quarterly results, David R. White, chairman and chief executive officer of IASIS Healthcare, said, "We are pleased to announce excellent results for the Company's fourth quarter of fiscal year 2002. We experienced strong growth in volumes in all of our markets. Our continued emphasis on growing profitable product lines and volume through strategic capital investments in our existing assets, along with focusing on operational efficiencies, has resulted in a significant improvement in our EBITDA and EBITDA margin over the prior-year quarter. In addition, this quarter reflects strong cash flow from operations for the Company. I am proud of the efforts of our people in executing our strategies and in their contribution towards a strong finish to the fiscal year. Based on the results of the past three quarters, I look forward to what lies ahead for the Company in fiscal year 2003."


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


IASIS Healthcare Announces Year-End Results
Page 2
November 22, 2002


         Net revenue for the year ended September 30, 2002, was $949.9 million compared with $889.5 million in the prior year. EBITDA for fiscal year 2002 totaled $130.0 million compared with $103.7 million in fiscal year 2001. Net earnings from continuing operations, before the cumulative effect of a change in accounting principle related to the adoption of SFAS No. 142, for the year ended September 30, 2002, were $27.6 million compared with a net loss from continuing operations of $30.9 million in the prior year. Results for the prior year included net revenue and EBITDA losses of $12.9 million and $10.1 million, respectively, at RMMC and managed care valuation allowances that reduced net revenue by $6.4 million for healthcare service claims that were in dispute with certain managed care organizations. Excluding RMMC and the managed care valuation allowances, net revenue and EBITDA for the year ended September 30, 2001, totaled $883.0 million and $120.2 million, respectively.

         ACUTE CARE SERVICE SEGMENT - Net revenue for the acute care service segment for the quarter ended September 30, 2002, increased 10.2% to $210.1 million compared with net revenue of $190.6 million in the same prior-year period, and EBITDA for the quarter ended September 30, 2002, increased 28.6% to $30.6 million compared with $23.8 million in the same prior-year period. Prior-year period net revenue and EBITDA are exclusive of RMMC operations. Net revenue for the acute care service segment for the year ended September 30, 2002, increased 5.1% to $811.8 million compared with $772.5 million in fiscal year 2001. Acute care services EBITDA for the year ended September 30, 2002, totaled $122.8 million compared with EBITDA of $116.1 million for fiscal year 2001. Prior year net revenue and EBITDA are exclusive of RMMC operations and the managed care valuation allowances.

         Same-facility net patient revenue per adjusted patient day for the quarter and year ended September 30, 2002, increased by 4.6% and 4.5%, respectively, compared with the same prior-year periods, excluding the managed care valuation allowances. Same-facility adjusted admissions and adjusted patient days for the quarter ended September 30, 2002, increased from the prior-year period by 5.3% and 6.1%, respectively. Same-facility adjusted admissions and adjusted patient days for the year ended September 30, 2002, increased from the prior year period by 2.0% and 0.8%, respectively. Same-facility data includes all of the Company's hospitals except RMMC.

         HEALTH INSURANCE BUSINESS SEGMENT - Net revenue for Health Choice, the Medicaid health plan in the Company's Phoenix, Arizona, market, for the quarter ended September 30, 2002, increased 15.7% to $34.6 million compared with $29.9 million in the same prior-year period. Enrollment at Health Choice increased 18.0% from 49,455 members at September 30, 2001, to 58,342 members at September 30, 2002. Health Choice EBITDA for the quarter ended September 30, 2002, increased to $2.1 million compared with $1.0 million for the same prior-year period. Net revenue for Health Choice for the year ended September 30, 2002, increased 25.0% to $138.2 million compared with $110.6 million in the same prior-year period. Health Choice EBITDA for the year ended September 30, 2002, was $7.2 million compared with $4.1 million for the year ended September 30, 2001.

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


IASIS Healthcare Announces Year-End Results
Page 3
November 22, 2002


         Net accounts receivable decreased $1.0 million from $155.5 million at June 30, 2002, to $154.5 million at September 30, 2002, and amounted to 60 days of net revenue outstanding at September 30, 2002, compared with 61 days at June 30, 2002, and 70 days at September 30, 2001, excluding Medicare settlement accounts. Cash flow from operating activities for the quarter and year ended September 30, 2002, were $34.9 million and $77.1 million, respectively. Cash flow from operating activities for the prior-year comparable periods were $25.2 million and $48.1 million, respectively. The Company had $18.0 million outstanding under its revolving credit facility at September 30, 2002, compared with $23.5 million at June 30, 2002, and no amounts outstanding at September 30, 2001. In October 2001, the Company acquired the land and buildings of two of its hospitals for approximately $55.3 million, of which $25.3 million was financed through a borrowing under the revolving credit facility.

         As previously reported, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," effective October 1, 2001. As a result, the Company recorded a non-cash reduction to goodwill of $39.5 million as of October 1, 2001. The reduction to goodwill is reflected as a cumulative effect of a change in accounting principle and has no impact on the Company's EBITDA or cash flow. The reduction relates to the impairment of goodwill associated with the Arizona market included in the acute care service segment. Net earnings for the quarter and year ended September 30, 2001, includes amortization of goodwill of approximately $2.9 million and $11.9 million, respectively, which has been eliminated in fiscal year 2002 as a result of adopting SFAS No. 142.

         For the quarter ended September 30, 2002, and year ended September 30, 2001, $972,000 and $1.0 million, respectively, of previously recorded loss accruals for discontinued physician practice operations were reversed due to actual costs being less than originally anticipated.

         The Company also announced plans to build a new 170-bed hospital in Jefferson County, Texas. The new hospital will replace two successful but aging facilities that the Company currently owns and operates - Mid-Jefferson Hospital in Nederland and Park Place Medical Center in Port Arthur. Design of the new facility is scheduled to begin immediately and site selection is underway. The Company hopes to begin construction in the summer of 2003 and to open the hospital in early 2005. The Company expects to fund the $80 million hospital project over the next three years, with financing provided through a combination of cash flow from operations, borrowings under the Company's bank credit facility, real estate financing and other capital sources that become available.

         Commenting on the plans for the new hospital in Texas, Mr. White said, "This is an important investment into a dynamic community with increasing healthcare needs. These plans are part of IASIS Healthcare's strategy of investing capital to expand services, increase market share and develop operationally excellent facilities in the communities it serves."

         A listen-only simulcast and 30-day replay of IASIS Healthcare Corporation's year-end conference call will be available through the Company's website at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on November 22, 2002.




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


IASIS Healthcare Announces Year-End Results
Page 4
November 22, 2002


         IASIS Healthcare(R) Corporation, located in Franklin, Tenn., is a leading owner and operator of acute care hospitals and develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. Currently, IASIS Healthcare owns or leases 14 hospitals with a total of 2,106 beds in service. These hospitals are located in four regions: Salt Lake City, UT; Phoenix, AZ; Tampa-St. Petersburg, FL; and three cities in the state of Texas, including San Antonio. IASIS Healthcare also operates four ambulatory surgery centers and a Medicaid health plan that currently serves over 58,000 members in Arizona.

         This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, the discussions of our operating and growth strategy (including possible acquisitions and dispositions), projections of revenue, income or loss, and future operations. Forward-looking statements involve risks and uncertainties including, without limitation, those associated with our ability to enter into favorable contracts with managed care payors; the highly competitive nature of the healthcare industry; possible changes in medicare and medicaid reimbursement levels and other federal or state healthcare reforms; future cost containment initiatives undertaken by purchasers of healthcare services; our ability to attract and retain qualified management and personnel, including physicians and nurses; our ability to service our significant indebtedness; the effect of existing and future governmental regulations, including the balanced budget act of 1997, the balanced budget refinement act of 1999 and the benefits improvement protection act of 2000; the impact of possible governmental investigations; our ability to successfully integrate our management information systems at our hospitals; our limited operating history; our ability to successfully manage the risks of our medicaid managed care plan, health choice; our ability to successfully complete and integrate acquisitions of other companies or facilities; general economic and business conditions; and those risks, uncertainties and other matters detailed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2001, and from time to time in our filings with the securities and exchange commission.

         Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


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


IASIS Healthcare Announces Year-End Results
Page 5
November 22, 2002




                          IASIS HEALTHCARE CORPORATION
               CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS
              (UNAUDITED EXCEPT FOR YEAR ENDED SEPTEMBER 30, 2001)
                                 (IN THOUSANDS)


                                                                     Three Months Ended                     Year Ended
                                                                        September 30,                       September 30,
                                                                ---------------------------          ----------------------------
                                                                   2002             2001               2002               2001
                                                                ---------         ---------          ---------          ---------
Net revenue                                                     $ 244,685         $ 220,578          $ 949,888          $ 889,541

Cost and expenses:
   Salaries and benefits                                           85,611            79,919            324,713            317,439
   Supplies                                                        34,345            31,935            132,960            132,332
   Other operating expenses                                        72,699            67,308            289,954            262,671
   Provision for bad debts                                         19,370            18,269             72,238             73,417
   Interest, net                                                   13,422            14,763             55,317             64,346
   Depreciation and amortization                                   13,160            12,824             46,111             53,163
   Provision for asset revaluation, closure and other costs            --                --                 --             16,612
                                                                ---------         ---------          ---------          ---------

         Total costs and expenses                                 238,607           225,018            921,293            919,980
                                                                ---------         ---------          ---------          ---------

Earnings (loss) from continuing operations
   before minority interests, income taxes and
   cumulative effect of accounting change                           6,078            (4,440)            28,595            (30,439)
Minority interests                                                    283               112              1,042                441
                                                                ---------         ---------          ---------          ---------

Earnings (loss) from continuing operations before income
   taxes and cumulative effect of accounting change                 5,795            (4,552)            27,553            (30,880)
Income tax expense                                                     --                --                 --                 --
                                                                ---------         ---------          ---------          ---------

Net earnings (loss) from continuing operations                      5,795            (4,552)            27,553            (30,880)

Cumulative effect of accounting change                                 --                --            (39,497)                --

Discontinued operations:
   Reversal of excess loss accrual for discontinued
     physician practice operations                                    972                --                972              1,000
                                                                ---------         ---------          ---------          ---------

         Net earnings (loss)                                        6,767            (4,552)           (10,972)           (29,880)

Preferred stock dividends reversed                                     --                --                 --             25,348
                                                                ---------         ---------          ---------          ---------

Net earnings (loss) attributable to common stockholders         $   6,767          $  (4,552)         $ (10,972)         $  (4,532)
                                                                =========          =========          =========          =========

EBITDA                                                          $  32,661          $  23,147          $ 130,023          $ 103,682
                                                                =========          =========          =========          =========

EBITDA margin                                                        13.3%              10.5%              13.7%              11.7%



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


IASIS Healthcare Announces Year-End Results
Page 6
November 22, 2002




                          IASIS HEALTHCARE CORPORATION
                    CONDENSED AND CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                                      Sept. 30,           Sept. 30,
                                                                                         2002               2001
                                                                                      ---------           ---------
                                                                                     (Unaudited)
                                                       ASSETS
Current assets:
   Cash and cash equivalents                                                          $      --           $   6,056
   Accounts receivable, net of allowance for doubtful accounts
     of $34,450 and $25,945, respectively                                               154,452             147,810
   Inventories                                                                           23,909              21,891
   Prepaid expenses and other current assets                                             15,697              13,835
   Assets held for sale                                                                  22,106              25,106
                                                                                      ---------           ---------
         Total current assets                                                           216,164             214,698

Property and equipment, net                                                             402,171             335,037
Goodwill and other intangibles, net                                                     252,581             292,304
Other assets, net                                                                        27,567              24,270
                                                                                      ---------           ---------

         Total assets                                                                 $ 898,483           $ 866,309
                                                                                      =========           =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                                   $  51,920           $  48,062
   Salaries and benefits payable                                                         16,692              16,806
   Accrued interest payable                                                              15,016              18,297
   Medical claims payable                                                                30,262              21,871
   Other accrued expenses and other current liabilities                                  19,023              22,043
   Current portion of long-term debt and capital lease obligations                       26,252              19,603
                                                                                      ---------           ---------
         Total current liabilities                                                      159,165             146,682

Long-term debt and capital lease obligations                                            556,691             530,574
Other long-term liabilities                                                              22,347              18,380
Minority interest                                                                         4,736               4,379
                                                                                      ---------           ---------
         Total liabilities                                                              742,939             700,015

Stockholders' equity:
   Preferred stock - $0.01 par value, authorized 5,000,000 shares;
     no shares issued and outstanding at September 30, 2002 and 2001                         --                  --
   Common stock - $0.01 par value, authorized 100,000,000 shares;
     31,961,445 shares issued and  31,955,863 shares outstanding at
     September 30, 2002; 31,961,445 shares issued and 31,932,529
     outstanding at September 30, 2001                                                      320                 320
   Nonvoting common stock - $0.01 par value, authorized 10,000,000 shares;
     no shares issued and outstanding at September 30, 2002 and 2001                         --                  --
   Additional paid-in capital                                                           450,718             450,496
   Treasury stock, at cost, 16,306,541 shares at September 30, 2002 and 2001           (155,300)           (155,300)
   Accumulated deficit                                                                 (140,194)           (129,222)
                                                                                      ---------           ---------
         Total stockholders' equity                                                     155,544             166,294
                                                                                      ---------           ---------

         Total liabilities and stockholders' equity                                   $ 898,483           $ 866,309
                                                                                      =========           =========


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


IASIS Healthcare Announces Year-End Results
Page 7
November 22, 2002


                          IASIS HEALTHCARE CORPORATION
               CONDENSED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                             Year Ended
                                                                                            September 30,
                                                                                    -----------------------------
                                                                                       2002               2001
                                                                                    ---------           ---------
                                                                                    (Unaudited)
Cash flows from operating activities:
   Net loss                                                                         $ (10,972)          $ (29,880)
   Adjustments to reconcile net loss
     to net cash provided by operating activities:
       Depreciation and amortization                                                   46,111              53,163
       Minority interests                                                               1,042                 441
       Cumulative effect of accounting change                                          39,497                  --
       Loss (gain) on sale of property and equipment                                        7                (314)
       Reversal of excess loss accrual for discontinued operations                       (972)             (1,000)
       Provision for asset revaluation and closure costs                                   --              11,900
       Changes in operating assets and liabilities, net of the
         effect of acquisitions and dispositions:
           Accounts receivable                                                         (6,427)             (2,695)
           Inventories, prepaid expenses and other current assets                      (3,706)              3,678
           Accounts payable and other accrued liabilities                              16,663              16,078
           Accrued loss on discontinued operations                                     (4,138)             (3,245)
                                                                                    ---------           ---------
       Net cash provided by operating activities                                       77,105              48,126
                                                                                    ---------           ---------

Cash flows from investing activities:
   Purchases of property and equipment                                                (47,625)            (39,323)
   Purchase of real estate                                                            (55,338)                 --
   Proceeds from sale of property and equipment                                           148               3,131
   Payments for acquisitions and dispositions, net                                         --                (101)
   Change in other assets                                                              (5,377)             (1,366)
                                                                                    ---------           ---------
       Net cash used in investing activities                                         (108,192)            (37,659)
                                                                                    ---------           ---------

Cash flows from financing activities:
   Proceeds from issuance of common stock                                                 222               1,900
   Proceeds from senior bank debt borrowings                                          190,100             141,000
   Payment of debt and capital leases                                                (162,019)           (148,989)
   Common and preferred stock issuance costs incurred                                      --                  --
   Debt financing costs incurred                                                       (2,587)                 --
   Other                                                                                 (685)              1,678
                                                                                    ---------           ---------
       Net cash provided by (used in) financing activities                             25,031              (4,411)
                                                                                    ---------           ---------

Increase (decrease) in cash and cash equivalents                                       (6,056)              6,056
Cash and cash equivalents at beginning of period                                        6,056                  --
                                                                                    ---------           ---------
Cash and cash equivalents at end of period                                          $      --           $   6,056
                                                                                    =========           =========

Supplemental disclosure of cash flow information:
     Cash paid for interest                                                         $  58,875           $  65,962
                                                                                    =========           =========
     Cash paid (refunded) for income taxes                                          $  (1,830)          $   2,183
                                                                                    =========           =========

Supplemental schedule of investing activities: Effects of acquisitions and dispositions, net:
     Assets (acquired) disposed of, net of cash                                     $      --           $     853
     Liabilities assumed (paid)                                                            --                (679)
     Issuance (repurchase) of preferred and common stock, net                              --                (275)
                                                                                    ---------           ---------
       Payments for acquisitions and dispositions, net                              $      --           $    (101)
                                                                                    =========           =========
Supplemental schedule of noncash investing and financing activities:
   Capital lease obligations incurred to acquire equipment                          $   4,686           $     668
                                                                                    =========           =========
   Exchange of preferred stock for common stock                                     $      --           $ 189,278
                                                                                    =========           =========

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


IASIS Healthcare Announces Year-End Results
Page 8
November 22, 2002



                          IASIS HEALTHCARE CORPORATION
                               SEGMENT INFORMATION
              (UNAUDITED EXCEPT FOR YEAR ENDED SEPTEMBER 30, 2001)
                                 (IN THOUSANDS)


                                                                     Three Months Ended                    Year Ended
                                                                        September 30,                      September 30,
                                                                 ---------------------------         ---------------------------
                                                                    2002             2001              2002              2001
                                                                 ---------         ---------         ---------         ---------
 ACUTE CARE SERVICE:
 Net revenue (1)                                                 $ 212,065         $ 192,341         $ 818,119         $ 786,680
 Revenue between segments                                           (1,993)           (1,694)           (6,387)           (7,693)
                                                                 ---------         ---------         ---------         ---------
   Net revenue                                                     210,072           190,647           811,732           778,987
 Salaries and benefits                                              84,200            78,629           319,413           312,741
 Supplies                                                           34,270            31,858           132,600           131,970
 Other operating expenses                                           41,638            39,724           164,629           161,287
 Provision for bad debts                                            19,370            18,269            72,238            73,417
                                                                 ---------         ---------         ---------         ---------
   EBITDA                                                           30,594            22,167           122,852            99,572
 Interest expense, net                                              13,422            14,833            55,365            64,460
 Depreciation and amortization                                      13,113            12,882            45,978            53,038
                                                                 ---------         ---------         ---------         ---------
 Earnings (loss) from continuing operations
   before minority interests, income taxes and
   cumulative effect of  accounting change                           4,059            (5,548)           21,509           (17,926)
 Provision for asset revaluation, closure and other costs               --                --                --            16,612
 Minority interests                                                    283               112             1,042               441
                                                                 ---------         ---------         ---------         ---------

 Earnings (loss) from continuing operations before income
   taxes and cumulative effect of accounting change              $   3,776         $  (5,660)        $  20,467         $ (34,979)
                                                                 =========         =========         =========         =========

 Segment assets                                                  $ 895,167         $ 854,866         $ 895,167         $ 854,866
                                                                 =========         =========         =========         =========
 Capital expenditures                                                                                $  47,197         $  39,308
                                                                                                     =========         =========

 HEALTH CHOICE:
 Capitation premiums and other payments                          $  34,613         $  29,931         $ 138,156         $ 110,554
 Revenue between segments                                               --                --                --                --
                                                                 ---------         ---------         ---------         ---------
   Net revenue                                                      34,613            29,931           138,156           110,554
 Salaries and benefits                                               1,411             1,290             5,300             4,698
 Supplies                                                               75                77               360               362
 Other operating expenses                                           31,061            27,584           125,325           101,384
 Provision for bad debts                                                --                --                --                --
                                                                 ---------         ---------         ---------         ---------
   EBITDA                                                            2,066               980             7,171             4,110
 Interest expense (income), net                                         --               (70)              (48)             (114)
 Depreciation and amortization                                          47               (58)              133               125
                                                                 ---------         ---------         ---------         ---------
 Earnings from continuing operations before
   minority interests, income taxes and cumulative
   effect of accounting change                                       2,019             1,108             7,086             4,099
 Provision for asset revaluation, closure and other costs               --                --                --                --
 Minority interests                                                     --                --                --                --
                                                                 ---------         ---------         ---------         ---------

 Earnings from continuing operations before income taxes
   and cumulative effect of accounting change                    $   2,019         $   1,108         $   7,086         $   4,099
                                                                 =========         =========         =========         =========

 Segment assets                                                  $   3,316         $  11,257         $   3,316         $  11,257
                                                                 =========         =========         =========         =========
 Capital expenditures                                                                                $     428         $      15
                                                                                                     =========         =========


(1) Amount for the year ended September 30, 2001 includes a charge of $6.35 million for managed care valuation allowances.


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


IASIS Healthcare Announces Year-End Results
Page 9
November 22, 2002




                          IASIS HEALTHCARE CORPORATION
                COMBINED FINANCIAL AND OPERATING DATA (UNAUDITED)



                                                                 Three Months Ended                   Year Ended
                                                                   September 30,                      September 30,
                                                              ------------------------           ------------------------
                                                               2002              2001             2002             2001
                                                              -----             ------           ------           -------

Number of hospitals at end of period                             14                14                14                14

Licensed beds at end of period                                2,550             2,520             2,550             2,520

Beds in service at end of period                              2,106             2,063             2,106             2,063

Average length of stay (days)                                   4.3               4.2               4.3               4.3

Occupancy rates (average beds in service) (1)                  42.9%             41.9%             43.5%             44.7%

Admissions                                                   19,356            19,064            77,806            80,511

Adjusted admissions                                          33,345            31,668           131,501           130,502

     Same facility % change                                     5.3%                                2.0%

Patient days                                                 83,114            80,420           333,922           347,689

Adjusted patient days                                       137,042           129,208           544,337           545,781

     Same facility % change                                     6.1%                                0.8%

Outpatient revenue as a % of gross patient revenue             39.3%             37.5%             38.6%             36.1%



(1) Excludes 71 beds at RMMC placed in service on April 10, 2000 and closed on June 2, 2001. If these beds are included, occupancy rates would have been 44.1% for the year ended September 30, 2001.



                                      -END-